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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                                 July 10, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                              CONTOUR MEDICAL, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                    0-26288                 77-0163521
- ---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

               3340 Scherer Drive, St. Petersburg, Florida 33716
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           Address of Principal Executive Offices, Including Zip Code

                                (813) 572-0089
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               Registrant's Telephone Number, Including Area Code
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On July 10, 1996, Contour Medical, Inc. (the "Registrant"), engaged Coopers & Lybrand, LLP as its independent accountants for the fiscal year ended June 30, 1996. Also on July 10, 1996, BDO Seidman, LLP was dismissed as the Registrant's independent accountants.

     (b) BDO Seidman, LLP's reports on the Registrant's financial statements for the fiscal year ended December 31, 1994, and the six months ended June 30, 1995, contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

     (c) The Registrant's Board of Directors made the decision to engage Coopers & Lybrand, LLP. The Registrant has no audit or similar committee.

     (d) In connection with the prior audits for the fiscal year ended December 31, 1994, and the six months ended June 30, 1995, and during the interim period from June 30, 1995 to July 10, 1996, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Coopers & Lybrand, LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that BDO Seidman, LLP review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from BDO Seidman, LLP
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      CONTOUR MEDICAL, INC.

Dated: July 12, 1996                  By /s/ Donald F. Fox
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                                         Donald F. Fox, President